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                                                                    EXHIBIT 10.2

                           FORM OF SERVICES AGREEMENT

         This SERVICES AGREEMENT ("Agreement") is entered into as of __________, 1999 (the "Effective Date") by and between ZAPATA CORPORATION, a Delaware corporation ("Zapata"), and ZAP.COM CORPORATION, a Nevada corporation ("ZAP.COM").

                                R E C I T A L S:

         A. Prior to execution of this Agreement, ZAP.COM was a wholly-owned subsidiary of Zapata.

         B. Zapata and ZAP.COM have commenced on this date a Rights Offering and, as a result of the Rights Offering or a separate dividend by Zapata of ZAP.COM common stock, ZAP.COM expects to become a publicly traded company, with Zapata as its majority stockholder. The Rights Offering and Stock Distribution are more fully described in a registration statement on Form S-1 (Registration No. ) filed with the Securities and Exchange Commission (the "Rights Offering").

         C. During the period when ZAP.COM was a wholly owned subsidiary of Zapata, ZAP.COM relied on Zapata for the provision of certain administrative services and, effective upon the closing of the Rights Offering, Zapata's 21 employees of its Word and Charged webzines will become employees of ZAP.COM.

         D. The parties have agreed that following the Rights Offering and, if made, the Stock Distribution, Zapata will continue to provide certain management and administrative services to ZAP.COM and ZAP.COM will provide certain technical, creative and webzine administrative services to Zapata so that it may continue to operate Word and Charged.

         E. Subject to the terms and conditions set forth in this Agreement, Zapata desires to sublease to ZAP.COM a portion of the office space leased by Zapata at 100 Meridian Centre, suite 350, Rochester, New York 14615 (the "Lease").

         NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

         1. SERVICES. During the term of this Agreement, Zapata will provide the services described on Exhibit A to ZAP.COM and ZAP.COM will provide the services described on Exhibit B and may, in its sole discretion, provide such other services as Zapata or ZAP.COM may request from each other from time to time (all such services referred to herein as the "Services").
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         2.       FEES AND EXPENSES.

                  (a) The requesting party (the "Requesting Party") will pay to the other party fees ("Fees") for the Services provided by said party ("Performing Party") equal to such Performing Party's cost of providing such Services, as reasonably determined by the Performing Party. Such Fees will include an allocation of the Performing Parties general and administrative overhead expense relating to such Services. The Performing Party may, but shall not be obligated to, determine such cost using the same methods employed by the Performing Party to allocate costs to the Requesting Party for such Services prior to the Rights Offering.

                  (b) The Requesting Party will reimburse the Performing Party for expenses any reasonable and necessary out-of-pocket expenses incurred in connection with the provision of the Services, including any taxes or other governmental impositions attributable to the provision of the Services (other than income or other similar taxes assessed on the Fees), but not including any general or administrative overhead expense of Requesting Party. Requesting Party will not have any obligation to advance funds on behalf of Performing Party.

                  (c) Performing Party will invoice Requesting Party for the Fees and expenses due hereunder at the intervals determined by Performing Party from time to time. All invoices will be due and payable within thirty (30) calendar days after the date of the invoice.

         3.       INFORMATION AND RECORDS.

                  (a) The Parties will make available to each other on a timely basis all information which is reasonably necessary for the parties to provide the Services to each other.

                  (b) The parties will maintain records with respect to the Services which are substantially similar to those maintained with respect to similar Services provided for its own account, and will provide those records to each other upon termination of this Agreement.

         4.       LIABILITY.

                  (a) The parties make no express or implied warranties to each other with respect to the Services.

                  (b) The Performing Party will be liable to the Requesting Party for any Loss (hereinafter defined) suffered as a result of acts or omissions of the Performing Party or any shareholder, director, officer or employee of said party or any attorney, accountant, representative or agent retained by the Performing Party ("Associates") in connection with the Services provided only if and to the extent that (i) the acts or omissions constitute gross negligence or willful misconduct or (ii) the acts or omissions would be covered by Zapata's insurance coverage under crime, fidelity or fiduciary insurance (if any). In any event, except to the extent covered by the Performing Party's crime, fidelity or fiduciary insurance, (i) any


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claim for damages from the Performing Party in connection with a Service provided will be limited to the amount of Fees charged with respect to the Service, and (ii) Performing Party will not be liable to Requesting Party for any incidental or consequential damages, lost profits or opportunities, or exemplary or punitive damages.

                  As used herein, "Loss" means any and all claims, liabilities, obligations, losses, deficiencies and damages or judgments of any kind or nature whatsoever arising from, asserted against, or associated with the furnishing or failure to furnish the Services, regardless of by whom asserted and regardless of whether or not any such loss is known or unknown, fixed or contingent or asserted or unasserted, incurred by Performing Party in connection with the provision of the Services.

         5. INDEMNITY. Except as provided in Section 4(b), the Requesting Party will indemnify the Performing Party and its Associates and hold Performing Party and its Associates harmless from any and all Losses arising from, asserted against or associated with the provision of Services by Performing Party to Requesting Party.

         6.       AUTHORITY.

                  (a) In providing the Services, Performing Party may take such actions, make such decisions and exercise such judgment on behalf of Requesting Party as Performing Party has taken, made or exercised in providing the same or similar services on behalf of Requesting Party prior to the closing of Rights Offering and, if made, the Stock Distribution.

                  (b) Prior to taking action on behalf of Requesting Party, Performing Party will use reasonable efforts to consult with appropriate officers or employees of Requesting Party (i) in those circumstances under which Performing Party would have consulted officers or employees of Requesting Party prior to the Rights Offering, and (ii) in any other circumstances required under such reasonable rules and procedures as Performing Party may adopt, from time to time, after prior consultation with Requesting Party.

         7. SUBLEASE.

                  (a) Commencing on and as of the Effective Date and continuing on a month to month basis thereafter, Zapata shall sublease to ZAP.COM a portion of the real estate leased by Zapata at 100 Meridian Centre, Suite 350, Rochester, New York 14618 (the "Meridian Centre Space") The portions of the Meridian Centre Space subject to the sublease may, depending, on the occupancy requirements of Zapata, fluctuate from time to time during the term of the sublease. On not less than a quarterly basis commencing with the first full calendar quarter beginning after the Effective Date, Zapata and ZAP.COM shall determine in good faith the portion of the Meridian Centre Space then occupied by ZAP.COM (the "ZAP.COM Occupied Space") for purposes of the payment obligations of ZAP.COM set forth below.

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                  (b) The monthly rent payable by ZAP.COM under the sublease shall be equal to Zapata's monthly base rental payment for leasing the ZAP.COM Occupied Space then occupied by ZAP.COM (as determined by Zapata and ZAP.COM as required under Section 7 above). In addition to the foregoing, ZAP.COM shall pay to Zapata, on a monthly basis after invoice from Zapata (I) their proportionate share, based on the then current ZAP.COM Occupied Space, of the monthly out-of pocket cost to Zapata for all utilities, taxes and maintenance, cleaning, security and repair fees paid by Zapata with respect to the Meridian Centre Space, (ii) their proportionate share, based on usage, of the monthly out-of-pocket cost to Zapata for all capital equipment located at or on the Meridian Centre Space (such as photocopy and facsimile equipment and leased appliances), provided, however, that all telephones (including cellular telephones), personal computers and printers used by ZAP.COM and owned or leased by Zapata shall be paid for by ZAP.COM based on actual out-of-pocket cost to Zapata for the provision of each such item to ZAP.COM.

                  (c) The Lease will continue on a month to month basis until terminated by Zapata or ZAP.COM on at least ninety (90) days prior written notice to the other party.

         8. FORCE MAJEURE. The Performing Party will not be liable to the Requesting Party for any failure to comply with this Agreement caused, directly or indirectly, by of (a) a fire, flood, explosion, riot, rebellion, revolution, labor trouble (whether or not due to the fault of such Party), requirements or acts of any government authority or agency or subdivision thereof, loss of source of supplies or other inability to obtain materials or suppliers, or (b) any other cause, whether similar or dissimilar to the foregoing, beyond the reasonable control of the parties hereto.

         9. TERM. The parties' obligation to provide Services (and, in the case of Zapata, the ZAP.COM Occupied Space) hereunder, shall continue until either party gives one hundred twenty (120) days advance written notice or upon written notice from a party if one of the parties materially breaches this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof. One party may terminate another party's obligation to provide it with services and, in the case of ZAP.COM with the Occupied Space, still be obligated to provide the other party with Services until the other party also terminates the other party's obligation to provide Services (and space if applicable). Any outstanding Fees and expenses as well as a Requesting Party's obligation to indemnify the Performing Party shall survive the termination of this Agreement indefinitely.

         10. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by a party pursuant to this Agreement will be in writing and will be (a) personally delivered, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by an internationally recognized express delivery service or (d) transmitted by facsimile, address as follows:

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                  if to Zapata:

                           Zapata Corporation
                           100 Meridian Centre, Suite 350
                           Rochester, New York  14618

                           Attention:  Avram Glazer, President and Chief
                                        Executive Officer

                  if to ZAP.COM:

                           ZAP.COM Corporation
                           100 Meridian Centre, Suite 350
                           Rochester, New York  14618

                           Attention:  Leonard DiSalvo, Vice President Finance

         Each party may designate by notice in writing a new address or facsimile number to which any notice may be given, served or sent. Each notice will be deemed sufficiently given, served, sent or received when it is delivered to the addressee, with an affidavit of personal delivery, the return receipt, the delivery receipt or when delivery is refused by the addressee. Each notice or other communication sent by facsimile will be deemed sufficiently given only if a copy of the notice or communication is immediately sent by one of the methods specified in (a), (b) or (c) above.

         11.      MISCELLANEOUS.

                  (a) This Agreement sets forth the entire agreement of the parties with respect to the Services and supersedes all previous agreements, understandings or negotiations with respect to the Services.

                  (b) The rights and obligations set forth in this Agreement may be amended, modified or supplemented only by a writing signed by each party.

                  (c) A party may waive a right under this Agreement only by a written waiver signed by the party. No failure to exercise or delay in exercising a right under this Agreement will constitute a waiver of that right.

                  (d) If any provision of this Agreement is found invalid, illegal or unenforceable, the provision will be ineffective only to the extent of the invalidity, illegality or unenforceability, and the other provisions of this Agreement will remain in full force and effect.

                  (e) A party may not assign its rights, and a party may not delegate its obligations, under this Agreement unless it first obtains the written consent of the other party, provided, however, that Zapata may assign its rights and delegate its obligations to any wholly-owned subsidiary of Zapata without ZAP.COM's consent. Any party, in its discretion, may withhold consent to any such assignment or delegation.

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                  (f) Except as permitted under Subsection (e), this Agreement will not inure to the benefit of any Person other than the Parties.

                  (g) This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New York.

                  (h) This Agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf as of the date first above written.

                                            ZAPATA CORPORATION

                                            By: ________________________________
                                            Name:

                                            Title:

                                            ZAP.COM CORPORATION

                                            By: ________________________________
                                            Name:

                                            Title:


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                                    EXHIBIT A
                        ZAPATA CORP. AS PERFORMING PARTY
                             DESCRIPTION OF SERVICES

A.        Accounting:

         1.       Maintain a general ledger.

         2. Furnish general bank account checks and reconcile general bank account.

         3. Process vendor invoices and employee expense reports approved by ZAP.COM for payment.

         4. Input accounts receivable in accordance with instructions from ZAP.COM personnel; post cash receipts; provide A/R aging as requested (not more often than once per week).

         5.       Maintain fixed asset records
                  (acquisition-disposal-depreciation schedules).

         6.       Provide project profit and cost accounting schedules.

         7. Provide quarterly financial information for use by ZAP.COM personnel in preparing quarterly financial statements; bonus calculations; trial balances; and financial statements.

         8.       Responsible for all SEC quarterly reporting requirements.

         9. Coordinating all required audits and reviews for financial reporting.

         10. Coordinating and creating all press releases and corporate communications.

         11. General administrative support necessary to fulfill the ZAP.COM requirements as a publicly held company.


B.       Payroll:

         1. Maintain employee data base and input payroll information into the payroll database.

         2.       Distribute payroll checks.

         3.       Administer state and federal income tax withholdings.

C.       Tax:

         1. Prepare and file all state and federal income and sale/use tax returns with a due date during the Term.

D.       Benefits:

         1. Coordinate participation of ZAP.COM employees in Zapata Corp.'s health and medical insurance program.

         2. Coordinate participation of ZAP.COM employees in Zapata Corp's 401(k) Defined Contribution Benefit Plan.


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                                    EXHIBIT B
                          ZAP.COM as Performing Party

                             DESCRIPTION OF SERVICES

         All technical, creative and administrative services necessary for Zapata to operate its Word and Charged webzines in substantially the same fashion as such webzines were operated prior to the date hereof.

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